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                                                                  Exhibit 10.7

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement'), made this 27th day of June, 2000, is entered into by Applix, Inc., a Massachusetts corporation with its principal place of business at 112 Turnpike Road, Westboro, Massachusetts 01581 (the "Company'), and Jitendra Saxena, residing at 47 Flanagan Drive, Framingham, MA 01710 (the "Employee").

     The Company desires to continue the employment of the Employee, and the Employee desires to continue to be employed by the Company, on the terms described herein. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   EMPLOYMENT TERMS.

          (a) The Company and the Employee agree that the Employee shall continue his employment with the Company as Chairman of the Board of Directors on a full-time basis through July 1, 2000.

          (b) The Company and the Employee agree that the Employee shall continue his employment with the Company as Chairman of the Board of Directors, or in such other capacity as the Board of Directors of the Company (the "Board) reasonably designates, for a period commencing on July 2, 2000 and continuing through and including July 1, 2002. During the two-year period between July 2, 2000 and July 1, 2002, the Employee (i) shall be required to devote up to three business days per month to the business and affairs of the Company and (ii) the primary role of the Employee shall be to provide assistance and advice to the executive officers of the Company on matters concerning strategy and planning. The days (or portions thereof) on which the Employee performs his employment services for the Company shall be as mutually agreed between the Company and the Employee. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board or such officer of the Company as may be designated by the Board. The Company shall provide the Employee with access to office space and related amenities to facilitate the performance of his employment duties under this Agreement.

          (c) The Employee's employment with the Company may be terminated prior to July 1, 2002 in accordance with the terms of Section 4 of this Agreement. The period of time during which the Employee is employed by the Company pursuant to the terms of this Agreement is referred to herein as the "Employment Period".

2.   COMPENSATION AND BENEFITS.

          2.1 SALARY. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, an annual base salary of $270,000 during the Employment Period.


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          2.2 FRINGE BENEFITS.

          (a) The Employee shall be entitled to participate in all benefit programs (excluding bonus programs) at the Company establishes and makes generally available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

          (b) Prior to December 31, 2000, the Company shall pay to the Employee the value of all accrued vacation of the Employee as of such date. From and after July 1, 2000, the Employee shall no longer be entitled to any paid vacation.

          2.3 STOCK OPTIONS. The Company and the Employee agree that all stock options currently held by the Employee (the "Options") shall continue in effect in accordance with their terms, and shall continue to vest for so long as the Employee is employed by the Company.

          2.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

          2.5 WITHHOLDING. All salary and other compensation payable to the Employee shall be subject to applicable withholding taxes.

     3. NON-EXCLUSIVE ARRANGEMENT. The Company and the Employee agree that, during the Employment Period, the Employee may provide services, as an employee, consultant, advisor, director or otherwise, to a business, company or individual other than the Company, so long as such other activities do not conflict with the terms of Section 6 hereof and do not unreasonably interfere with the performance of his employment duties under this Agreement.

     4. TERMINATION OF EMPLOYMENT PERIOD. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1 Expiration of the Employment Period;

          4.2 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;


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          4.3 At the election of either party, upon not less than 30 days' prior written notice

     5. PAYMENTS UPON TERMINATION. In the event the Employee's employment is terminated by the Company pursuant to Section 4.3, the Company shall (a) continue to pay to the Employee his salary as in effect on the date of termination, (b) continue to provide to the Employee the benefits owed to him under Section 2.2 (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) and (c) amend the Options to permit their continued exercisability and continued vesting, in each case through and including June 30, 2002. The provision to the Employee of the benefits under this Section 5 shall constitute the sole remedy of the Employee in the event of a termination of the Employee's employment in the circumstances set forth in this Section 5.

     6.   NON-COMPETITION AND NON-SOLICITATION.

          6.1 During the Employment Period, the Employee will not directly or indirectly:

          (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, licenses or sells any product that competes with any product developed, licensed or sold, or planned to be developed, licensed or sold, by the Company during the Employment Period; or

          (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination of the Employment Period; PROVIDED, that this clause (ii) shall not apply to any individual (A) whose employment with the Company was terminated by the Company or (B) whose employment with the Company was terminated by the individual more than six months prior to the solicitation, hiring or engagement by the Employee.

          6.2 If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     7.   RELEASE.

          7.1 The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants,


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contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, agents and employees (excluding obligations arising under this Agreement), including, but not limited to, all claims arising out of his employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964,42 U.S.C.ss.2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C.,ss.621 ET SEQ., the Americans With Disabilities Act, 42 U.S.C.,ss.12101 ET SEQ., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,ss.1 ET SEC., all claims arising out of the Massachusetts Civil Rights Act, M.G.L. c.12ss.ss.l1H and 111, the Massachusetts Equal Rights Act, c.93ss.ss.102 and 103 and M.G.L. c.214,ss.1C, all damages arising out of all employment discrimination claims, wrongful discharge claims or other common law claims and damages.

          7.2 The Employee acknowledges that he has been given 21 days to consider this Agreement and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven-day revocation Period.

          7.3 The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has bad an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

          7.4 The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which it ever had or now has against the Employee (excluding obligations arising under this Agreement).

     8.   NON-DISPARAGEMENT.

          8.1 The Employee agrees not to make any statement, written or oral, which disparages the Company, its respective officers, or management and business practices, or which disrupts or impairs the Company's normal operations. The provisions of this Section 8.1 shall not apply to any truthful statement required to be made by the Employee in any legal proceeding, required filing under the securities laws, or pursuant to any governmental or regulatory investigation

          8.2 The Company agrees that it will not make any statement, written or oral, which disparages the Employee. The provisions of this Section 8.2 shall not apply to any


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truthful statement required to be made by the Company in any legal proceeding, required filing under the securities laws, or pursuant to any governmental or regulatory investigation.

     9.   MISCELLANEOUS.

          9.1 NOTICES. Any delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.

          9.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement including without limitation the Employment Agreement dated April 3, 1989. The inventions and non-disclosure agreement executed by the Employee shall remain in full force and effect.

          9.3 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

          9.4 EQUITABLE REMEDIES. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

          9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit or other legal arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

          9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

          9.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent


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given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          9.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          9.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                                 APPLIX, INC.


                                                 By: /s/ Alan Goldsworthy
                                                     ---------------------------
                                                     Alan Goldsworthy, President

                                                     /s/ Jitendra Saxena
                                                     ---------------------------
                                                     JITENDRA SAXENA


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                 SUPPLEMENTAL AGREEMENT TO EMPLOYMENT AGREEMENT


     THIS SUPPLEMENTAL AGREEMENT (the "Agreement"), is made this 19th day of March, 2001, between Applix, Inc., a Massachusetts corporation (the "Company"), and Jitendra Saxena (the "Employee").

     WHEREAS, the Company and the Employee are party to an Employment Agreement dated June 27, 2000 (the "Employment Agreement"); and

     WHEREAS, in conjunction with the sale or otherwise discontinuance of the operations of the VistaSource division, the Company and the Employee would like to alter some of the agreements contained in the Employment Agreement;

     NOW, THEREFORE, in consideration of the agreements contained herein, the parties agree as follows:

     1. The Employee's employment with the Company shall terminate effective as of the date of this Agreement. This employment termination shall not affect the status of the Employee as a member or Chairman of the Company's Board of Directors.

     2. The Company shall pay to the Employee, as severance benefits, a sum of $348,750, paid in monthly installments between the date of this Agreement and July 1, 2002. These payments will be made once per month, payable on the 15th day of the month, or the closest business day occurring after the 15th day of the month starting on April 15, 2001. In consideration therefor, the Employee agrees to make himself available to the Company, at the reasonable request of the Company and at such times as the Company and the Employee mutually agree, to provide advice to the Company on strategic planning matters, through the date of disposition of VistaSource.

     3. The Employee shall no longer be entitled to participate in any benefit programs of the Company.

     4. Effective as of the date of this Agreement, the Employee hereby surrenders to the Company for cancellation, and renounces all rights to, his stock option, dated December 31, 1999, covering 100,000 shares of common stock of the Company.


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     5.   The Company and the Employee each agree that all options for common stock of the Company held by the Employee (other than the option covered by Section 4 above) shall be amended such that (a) they shall be exercisable in full as of the date of this Agreement, notwithstanding any other vesting schedule contained therein, and (b) the Employee shall have until October 1, 2002 to exercise such options. The Employee acknowledges that any incentive stock option which is exercised by him more than 90 days after the date of this Agreement shall no longer qualify as an incentive stock option.

     6. The Company and the Employee agree that the non-competition and non-solicitation provisions of the Employment Agreement shall remain in effect until July 1, 2002.

     7. This Supplemental Agreement constitutes the entire agreement between the parties related to the subject matter hereof.

     8. Section 9 of the Employment Agreement (other than Section 9.2) shall apply to the terms of this Agreement.

     Executed as of the date and year set forth above.

                                              APPLIX, INC.

                                              By: /s/ Alan Goldsworthy
                                                  ------------------------------
                                                  Alan Goldsworthy, President



                                                  /s/ Jitendra Saxena
                                                  ------------------------------
                                                  JITENDRA SAXENA


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